UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            July 13, 2007

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA		37-0684070
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	0-8445	Identification No.)

36 S. Pennsylvania Street, Suite 500 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 11, 2007, the Board of Directors of The Steak n Shake Company appointed Mr. Fred Risk as a director to serve a term until the next annual meeting of shareholders.  Mr. Risk is expected to be appointed to the Audit, Nominating/Corporate Governance and Executive committees of the Company's Board of Directors.

Mr. Risk previously served as a director of the Company from 1971 through February 7, 2007, when he went on emeritus status and served as a non-voting advisor to the Board. Mr. Risk has been a private investor for more than five years.  He is also the Chairman of the Board of Directors of Security Group, Inc.

As a non-employee director, he will be paid an annual cash retainer of $22,000 per year, in addition to a cash fee of $3,500 for each meeting of the Board attended.  He will also be entitled to receive up to $3,500 in reimbursement for medical expenses and 75% of his tax preparation fees up to a limit of $1,000 per year.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE STEAK N SHAKE COMPANY

Date: July 13, 2007	By:	/s/ Jeffrey A. Blade,
Jeffrey A. Blade
Senior Vice President and Chief Financial Officer